UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Hungarian Telephone and Cable Corp.

(Name of Registrant as Specified In Its Charter)

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HUNGARIAN TELEPHONE AND CABLE CORP. ANNOUNCES WAIVER UNDER SENIOR CREDIT FACILITIES AGREEMENT

SEATTLE – (BUSINESS WIRE) – February 20, 2009 – Hungarian Telephone and Cable Corp. (NYSE ALTERNEXT U.S.: HTC) announced today that it has obtained a waiver under its senior credit facilities agreement dated August 6, 2004, as amended, permitting a corporate reorganization to effectively change HTCC’s place of incorporation from Delaware to Denmark, as approved by HTCC’s Board of Directors on November 27, 2008.

As previously announced, a special meeting of the stockholders of HTCC to adopt the merger through which the corporate reorganization will be implemented is scheduled to take place on February 24, 2009. If the merger is adopted at the special meeting and all conditions precedent to the merger are satisfied, HTCC currently anticipates being in position to consummate the reorganization on or around February 26, 2009, in accordance with the Agreement and Plan of Merger dated November 27, 2008, unless HTCC’s Board of Directors resolves to abandon the merger.

HTCC is in discussions with several financing sources to refinance its senior credit facilities agreement and its EUR 100 million bridge loan agreement, dated March 3, 2008. There can be no assurances regarding the outcome or the scope of these refinancing discussions.

Important legal information

This announcement does not constitute an offer of securities for sale, or an offer or an invitation to purchase any securities. In connection with the proposed reorganization, Invitel Holdings A/S (“Invitel Denmark”) has filed a registration statement on Form F-4 containing a proxy statement/prospectus for stockholders of HTCC with the SEC, and HTCC and Invitel Denmark may be filing other documents regarding the reorganization with the U.S. Securities and Exchange Commission (“SEC”) as well. Investors are urged to read the proxy statement/prospectus regarding the reorganization and any documents that may be filed in the future carefully in their entirety because it contains, and any future documents will contain, important information about the proposed reorganization. The notice of the date, time and place of the special meeting and a proxy statement/prospectus describing the reorganization have been mailed to HTCC’s stockholders of record as of the record date. The registration statement filed on Form F-4 with the SEC by Invitel Denmark on February 2, 2009 is available for free at the SEC’s website, www.sec.gov. These documents are available at no charge on HTCC’s website, www.english.invitel.hu.

HTCC and its respective officers and directors may be deemed to be participants in the solicitation of proxies from HTCC stockholders in favor of the reorganization. Information about the executive officers and directors of HTCC and their ownership of HTCC common stock is set forth in the proxy statement/prospectus included in the registration statement on Form F-4 filed with the SEC. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of HTCC and its executive officers and directors in the reorganization by reading the proxy statement/prospectus regarding the reorganization.

About Hungarian Telephone and Cable Corp.

Hungarian Telephone and Cable Corp., operating under the Invitel brand name, is the number one alternative and the second largest fixed line telecommunications and broadband Internet Services Provider in the Republic of Hungary with more than 1 million customers in Hungary. In addition to delivering voice, data and Internet services in Hungary, it is also a leading player in the Central and Eastern European wholesale telecommunications capacity and data market.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, HTCC’s prospects for its operations and the successful completion of the plan of reorganization, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in HTCC’s reports and registration statements filed with the SEC, including the demand for fixed line, internet and other telecommunications services, the demand for and pricing of HTCC’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting the proposed reorganization and HTCC’s business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

CONTACT:

Hungarian Telephone and Cable Corp.

Hungary:

Robert Bowker, Chief Financial Officer, (011) 361-801-1374

or

U.S.:

Peter T. Noone, General Counsel, 206-654-0204

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